EXHIBIT NO. 99.(g) 3

As of December 5, 2016

APPENDIX D TO THE

CUSTODIAN AGREEMENT

BETWEEN

EACH OF THE INVESTMENT COMPANIES

LISTED ON APPENDIX A THERETO

AND

STATE STREET BANK AND TRUST COMPANY

DATED AS OF DECEMBER 18, 2006

A.                   Fund of Funds

Trust	Fund

MFS Series Trust X	MFS Aggressive Growth Allocation Fund MFS Conservative Allocation Fund MFS Growth Allocation Fund MFS International Diversification Fund MFS Managed Wealth Fund MFS Moderate Allocation Fund

MFS Series Trust XII

MFS Lifetime Income Fund
MFS Lifetime 2020 Fund
MFS Lifetime 2025 Fund
MFS Lifetime 2030 Fund
MFS Lifetime 2035 Fund
MFS Lifetime 2040 Fund
MFS Lifetime 2045 Fund
MFS Lifetime 2050 Fund
MFS Lifetime 2055 Fund
MFS Lifetime 2060 Fund

MFS Series Trust XV	MFS Commodity Strategy Fund

MFS Series Trust XVI	MFS Global Multi-Asset Fund

MFS Variable Insurance Trust II	MFS Strategic Income Portfolio

MFS Variable Insurance Trust III	MFS Conservative Allocation Portfolio MFS Growth Allocation Portfolio MFS Moderate Allocation Portfolio

IN WITNESS WHEREOF, each of the parties has caused this Appendix D to be executed in its name and behalf on the day and year first above written.

Each of the Investment Companies listed on Appendix D, on Behalf of Their Respective Portfolios as set forth above

By:	KRISTIN V. COLLINS
Name:	Kristin V. Collins
Title:	Assistant Secretary

STATE STREET BANK AND TRUST COMPANY

By:	ANDREW ERICKSON
Name:	Andrew Erickson
Title:	Executive Vice President